Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and the incorporation by reference of (i) our report dated March 26, 2008 with respect to the consolidated financial statements and accompanying schedules of KBS Real Estate Investment Trust, Inc. as of and for the years ended December 31, 2007 and 2006 included in its Annual Report (Form 10-K) (ii) our report dated December 22, 2006 with respect to the statement of revenues over certain operating expenses of the Crescent Green Buildings for the year ended December 31, 2005; (iii) our report dated March 26, 2007 with respect to the statement of revenues over certain operating expenses of 625 Second Street Building for the year ended December 31, 2006; (iv) our report dated March 26, 2007 with respect to the statement of revenues over certain operating expenses of the Sabal VI Building for the year ended December 31, 2006; (v) our report dated March 29, 2007 with respect to the statement of revenues over certain operating expenses of The Offices at Kensington for the year ended December 31, 2006; (vi) our report dated June 22, 2007 with respect to the statement of revenues over certain operating expenses of Royal Ridge Building for the year ended December 31, 2006; (vii) our report dated June 15, 2007 with respect to the statement of revenues over certain operating expenses of 9815 Goethe Road Building for the year ended December 31, 2006; (viii) our report dated June 22, 2007 with respect to the statement of revenues over certain operating expenses of Bridgeway Technology Center for the year ended December 31, 2006; (ix) our report dated June 27, 2007 with respect to the combined statement of revenues over certain operating expenses of Opus National Industrial Portfolio for the year ended December 31, 2006; (x) our report dated September 14, 2007 with respect to the statement of revenues over certain operating expenses of Plano Corporate Center I and II for the year ended December 31, 2006; (xi) our report dated September 18, 2007 with respect to the statement of revenues over certain operating expenses of ADP Plaza for the year ended December 31, 2006; (xii) our report dated September 21, 2007 with respect to the statement of revenues over certain operating expenses of 2200 West Loop South Building for the year ended December 31, 2006; (xiii) our report dated September 21, 2007 with respect to the combined statement of revenues over certain operating expenses of the National Industrial Portfolio for the year ended December 31, 2006; (xiv) our report dated September 21, 2007 with respect to the statement of revenues over certain operating expenses of Patrick Henry Corporate Center for the year ended December 31, 2006; (xv) our report dated September 28, 2007 with respect to the combined statement of revenues over certain operating expenses of Woodfield Preserve Office Center for the year ended December 31, 2006; (xvi) our report dated December 14, 2007 with respect to the combined statement of revenues over certain operating expenses of the Nashville Flex Portfolio for the year ended December 31, 2006; (xvii) our report dated December 14, 2007 with respect to the statement of revenues over certain operating expenses of the South Towne Corporate Center I and II for the year ended December 31, 2006; (xviii) our report dated December 14, 2007 with respect to the statement of revenues over certain operating expenses of Rivertech I & II for the year ended December 31, 2006; (xix) our report dated July 12, 2008 with respect to the statement of revenues over certain operating expenses of Tysons Dulles Plaza for the year ended December 31, 2007; (xx) our report dated September 16, 2008 with respect to the statement of revenues over certain operating expenses of North Creek Parkway Center for the year ended December 31, 2007; and (xxi) our report dated September 16, 2008 with respect to the statement of revenues over certain operating expenses of University Park Buildings for the year ended December 31, 2007 into the Registration Statement (Post-Effective Amendment No. 15 to Form S-11 on Form S-3 No. 333-126087) of KBS Real Estate Investment Trust, Inc. for the registration of 80,000,000 shares of its common stock under its dividend reinvestment plan.

/s/ Ernst & Young LLP

Irvine, California

September 19, 2008